As Filed with the Securities and Exchange Commission on December 30, 2016

Registration Statement No. 333-207698

Registration Statement No. 333-206524

Registration Statement No. 333-205427

Registration Statement No. 333-205345

Registration Statement No. 333-197190

Registration Statement No. 333-197189

Registration Statement No. 333-192913

Registration Statement No. 333-175437

Registration Statement No. 333-169180

Registration Statement No. 333-169179

Registration Statement No. 333-157316

Registration Statement No. 333-156998

Registration Statement No. 333-151470

Registration Statement No. 333-144475

Registration Statement No. 333-144072

Registration Statement No. 333-121959

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-207698

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-206524

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-205427

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-205345

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-197190

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-197189

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-192913

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-175437

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-169180

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-169179

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-157316

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-156998

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-151470

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-144475

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-144072

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-121959

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	36-4197337 (IRS Employer Identification No.)

4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, NJ 07102

(Address, including zip code

of registrant’s principal executive offices)

(201) 416-2575

(Registrant’s telephone number, including area code)

LIME ENERGY CO. 2015 EMPLOYEE STOCK PURCHASE PLAN

LIME ENERGY CO. 2014 EMPLOYEE STOCK PURCHASE PLAN

LIME ENERGY CO. 2013 EMPLOYEE STOCK PURCHASE PLAN

LIME ENERGY CO. 2011 EMPLOYEE STOCK PURCHASE PLAN

LIME ENERGY CO. 2008 EMPLOYEE STOCK PURCHASE PLAN

LIME ENERGY CO. 2010 NON-EMPLOYEE DIRECTORS STOCK PLAN

LIME ENERGY CO. 2008 LONG-TERM INCENTIVE PLAN

DIRECTORS’ STOCK OPTION PLAN

LIME ENERGY CO. MISCELLANEOUS EMPLOYEE STOCK OPTION AGREEMENTS

(Full title of the plans)

Bruce D. Torkelson

Chief Financial Officer and Corporate Secretary

4 Gateway Center, 4th Floor

100 Mulberry Street

Newark, NJ 07102

(201) 416-2575

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Anne Berg

General Counsel

4 Gateway Center, 4th Floor

100 Mulberry Street

Newark, NJ 07102

Marc A. Leaf

Drinker Biddle & Reath LLP

1177 Avenue of the Americas, 41st Floor

New York, NY 10036-2714

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF COMMON STOCK

Lime Energy Co. (the “Company” or the “Registrant”) is filing this Post-Effective Amendment No. 1 to its Registration Statements on Form S-8 to deregister any and all shares that remain unissued under each of the following equity compensation plans (the “Stock Plans”) of the Company: Lime Energy Co. 2015 Employee Stock Purchase Plan; Lime Energy Co. 2014 Employee Stock Purchase Plan; Lime Energy Co. 2013 Employee Stock Purchase Plan; Lime Energy Co. 2011 Employee Stock Purchase Plan; Lime Energy Co. 2008 Employee Stock Purchase Plan; Lime Energy Co. 2010 Non-Employee Directors Stock Plan (the “2010 Plan”); Lime Energy Co. 2008 Long-Term Incentive Plan (the “2008 Plan”); Directors’ Stock Option Plan; and Lime Energy Co. Miscellaneous Employee Stock Option Agreements. These shares were previously registered by the Company pursuant to the following registration statements (collectively, the “Registration Statements”):

(1)         Registration Statement on Form S-8 (File No. 333-207698), filed with the Securities and Exchange Commission on October 30, 2015, registering the offer and sale of 1,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Shares”), issuable pursuant to the 2008 Plan;

(2)         Registration Statement on Form S-8 (File No. 333-206524), filed with the Securities and Exchange Commission on August 21, 2015, registering the offer and sale of 178,575 Common Shares issuable pursuant to the 2008 Plan;

(3)         Registration Statement Form S-8 (File No. 333-205427), filed with the Securities and Exchange Commission on July 1, 2015, registering the offer and sale of 100,000 Common Shares issuable pursuant to the Lime Energy Co. 2015 Employee Stock Purchase Plan;

(4)         Registration Statement on Form S-8 (File No. 333-205345), filed with the Securities and Exchange Commission on June 29, 2015, registering the offer and sale of 250,000 Common Shares issuable pursuant to the 2010 Plan;

(5)         Registration Statement on Form S-8 (File No. 333-197190), filed with the Securities and Exchange Commission on July 1, 2014, registering the offer and sale of 214,285 Common Shares issuable pursuant to the 2010 Plan;

(6)         Registration Statement on Form S-8 (File No. 333-197189), filed with the Securities and Exchange Commission on July 1, 2014, registering the offer and sale of 100,000 Common Shares issuable pursuant to the Lime Energy Co. 2014 Employee Stock Purchase Plan;

(7)         Registration Statement on Form S-8 (File No. 333-192913), filed with the Securities and Exchange Commission on December 18, 2013, registering the offer and sale of 42,858 Common Shares issuable pursuant to the Lime Energy Co. 2013 Employee Stock Purchase Plan;

(8)         Registration Statement on Form S-8 (File No. 333-175437), filed with the Securities and Exchange Commission on July 11, 2011, registering the offer and sale of 42,858 Common Shares (as adjusted to reflect the one-for-seven reverse stock split effected by the Company on October 10, 2013) issuable pursuant to the Lime Energy Co. 2011 Employee Stock Purchase Plan;

(9)         Registration Statement on Form S-8 (File No. 333-169180), filed with the Securities and Exchange Commission on September 3, 2010, registering the offer and sale of 281,429 Common Shares (as adjusted to reflect the one-for-seven reverse stock split effected by the Company on October 10, 2013) issuable pursuant to the 2008 Plan;

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(10)  Registration Statement on Form S-8 (File No. 333-169179), filed with the Securities and Exchange Commission on September 3, 2010, registering the offer and sale of 35,715 Common Shares (as adjusted to reflect the one-for-seven reverse stock split effected by the Company on October 10, 2013) issuable pursuant to the 2010 Plan;

(11)  Registration Statement on Form S-8 (File No. 333-157316), filed with the Securities and Exchange Commission on February 13, 2009, registering the offer and sale of 42,858 Common Shares (as adjusted to reflect the one-for-seven reverse stock split effected by the Company on October 10, 2013) issuable pursuant to the Lime Energy Co. 2008 Employee Stock Purchase Plan;

(12)  Registration Statement on Form S-8 (File No. 333-156998), filed with the Securities and Exchange Commission on January 28, 2009, registering the offer and sale of 85,715 Common Shares (as adjusted to reflect the one-for-seven reverse stock split effected by the Company on October 10, 2013) issuable pursuant to the 2008 Plan;

(13)  Registration Statement on Form S-8 (File No. 333-151470), filed with the Securities and Exchange Commission on June 6, 2008, registering the offer and sale of 40,000 Common Shares (as adjusted to reflect the one-for-seven reverse stock split effected by the Company on October 10, 2013) issuable pursuant to the 2008 Plan;

(14)  Registration Statement on Form S-8 (File No. 333-144475), filed with the Securities and Exchange Commission on July 11, 2007, registering the offer and sale of 16,837 Common Shares (as adjusted to reflect the one-for-seven reverse stock split effected by the Company on October 10, 2013 and the one-for-seven reverse stock split effected by the Company on January 28, 2008) issuable pursuant to the Lime Energy Co. Directors’ Stock Option Plan;

(15)  Registration Statement on Form S-8 (File No. 333-144072), filed with the Securities and Exchange Commission on June 27, 2007, registering the offer and sale of 189,813 Common Shares (as adjusted to reflect the one-for-seven reverse stock split effected by the Company on October 10, 2013 and the one-for-seven reverse stock split effected by the Company on January 28, 2008) issuable pursuant to the Lime Energy Co. Miscellaneous Employee Stock Option Agreements; and

(16)  Registration Statement on Form S-8 (File No. 333-121959), filed with the Securities and Exchange Commission on January 11, 2005, registering the offer and sale of 2,041 Common Shares (as adjusted to reflect the one-for-seven reverse stock split effected by the Company on October 10, 2013, the one-for-seven reverse stock split effected by the Company on January 28, 2008 and the one-for-fifteen reverse stock split effected by the Company on January 23, 2007) issuable pursuant to the Electric City Corp. Directors’ Stock Option Plan.

Following delisting of the Common Shares from The Nasdaq Capital Market and in light of the proposed deregistration of the Common Shares, which remains subject to the consummation of a proposed reverse/forward stock split, which in turn is subject to stockholder approval, the Company’s Compensation Committee has determined that the Company should cease issuing securities under the Stock Plans.

This Post-Effective Amendment No. 1 to the Registration Statements is being filed in order to deregister all Common Shares that were registered under the Registration Statements and remain unissued under any Stock Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on December 30, 2016.

LIME ENERGY CO.
(Registrant)

By:	/s/ Bruce D. Torkelson
Bruce D. Torkelson
Chief Financial Officer and
Corporate Secretary

In reliance upon Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements.

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